EMPLOYMENT AGREEMENT



      THIS AMENDED AND RESTATED AGREEMENT is made as of March 5, 1999 between CADAPULT GRAPHIC SYSTEMS INC., a New Jersey corporation with offices at 110 Commerce Drive, Allendale, New Jersey 07401 ("Employer"), and FRANCES BLANCO ("Employee") residing at 1128 Park Avenue, Hoboken, New Jersey 07030.



                              W I T N E S S E T H:

      WHEREAS, Employer desires to retain the services of Employee and Employee desires to be employed by Employer upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

      1. EMPLOYMENT. Employer hereby employs Employee, and Employee hereby agrees to serve, as Vice President of Marketing and Investor Relations, Treasurer and Secretary of Employer, or such other position and with such title as Employer may reasonably designate, for the Term of Employment (as defined in Section 2). Employee agrees to perform such services as are customary for such office or to such other offices as shall from time to time be assigned to Employee by Employer's Board of Directors or its designee, and, in the absence of such assignment, such services customary to such offices as are necessary to the operations of Employer. Employee further agrees to use Employee's best efforts to promote the interest of Employer and to devote Employee's full business time and energies during normal business hours to the business and affairs of Employer during the Term of Employment.

      2. TERM OF EMPLOYMENT. The employment hereunder which commenced on May 1, 1998 and shall continue for a term of three (3) years (the "Term of Employment"), unless earlier terminated: (a) upon death of Employee; (b) at the option of Employer upon 30 days' prior written notice to Employee, in the event Employee, by reason of physical injury or illness, is unable to materially perform her duties hereunder for a period of 60 days and has no proof of expectation of returning to work within a reasonable time thereafter; or (c) upon the discharge of Employee by the Board of Directors of Employer for "cause" (as defined in Section 7 hereof).

      3.  COMPENSATION.

            A. Base Salary. As compensation for the services to be provided hereunder and in consideration of Employee's agreement not to compete as set forth in Section 4, during the Term of Employment, Employer shall pay Employee an annual salary of eighty thousand dollars ($80,000) with adjustments of not less than the change in the Consumer Price Index, or such greater amount as may be established by Employer's Board of Directors, which shall be payable in appropriate installments to conform with the regular payroll dates for salaried personnel of Employer.

            B. Incentive Earnings Bonus. In addition to any bonus to be determined by the Board of Directors, Employee is eligible for certain Incentive bonuses contingent upon certain corporate earnings milestones. Employee is hereby granted five year options to purchase 100,000 shares of the Company's common stock, par value $.001 per share. These options will vest upon the achievement of certain corporate earnings milestones as set forth herein. Options to purchase 25,000 shares at $2.00 per share shall vest following the first fiscal year end in which the Company's EBITDA exceeds $500,000; additional options to purchase 25,000 additional shares at $2.00 per share shall vest following the first fiscal year end in which the Company's EBITDA exceeds $1,000,000; additional options to purchase 25,000 additional shares at $2.00 per share shall vest following the first fiscal year end in which the Company's EBITDA exceeds $1,500,000; and additional options to purchase 25,000 additional shares at $2.00 per share shall vest following the first fiscal year end in which the Company's EBITDA exceeds $2,000,000. These options are cumulative and are subject to anti-dilution rights.

            C. Other Benefits. Employee shall be entitled to the following fringe benefits, perquisites, and other benefits of employment during the Term of Employment to the extent that the Board of Directors determines such benefits are to be made available to the Company's employees in general: (i) medical and dental insurance under such group medical and dental insurance policies as Employer may provide to its employees; (ii) sick days in accordance with Employer's policy regarding officers; (iii) up to four (4) weeks vacation in each year fully worked, and it is not to be deemed to have any cash value;
(iv) participation in Employer's 401(k) plan or such other plan as Employer may adopt; and (v) participation in Employer's employee stock option plan when and if established.

            D. Payment Upon Early Termination. In the event of early termination of employment for any reason specified in Section 7 hereof, Employer shall no longer be obligated to make any payments of compensation to Employee or Employee's estate under this Agreement. However, any salary or bonus earned and/or vested for prior periods, but not yet paid, shall be paid by Employer to Employee or Employee's estate.

            E. Bonus. Employee shall, during the term of this Agreement, be entitled to a performance bonus as the Board of Directors may determine from time to time. A grant of any bonus or other compensation to another of Employer's employee, shall not be, in any way, interpreted so as to entitle Employee to such bonus or other compensation.

      4.  COVENANT NOT TO COMPETE; INTELLECTUAL PROPERTY; CONFIDENTIALITY.

            A. Covenant Not to Compete and Solicit. During the Term of Employment and for a period of three (3) years after termination of Employee's employment with Employer, Employee will not, within any jurisdiction in which Employer or any affiliate conducts its business operations, directly or indirectly, own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business of the type or character engaged in or competitive with that conducted by Employer. The decision of Employer's Board of Directors as to what constitutes a competing business shall be final and binding upon Employee, and such decision shall be made in good faith, or as adjudicated in a court of law. For these purposes, ownership by Employee or any affiliate of Employee of securities of a public company not in excess of 1% of any class of such securities shall not be considered to be competition with Employer.

            For a period of three (3) years after termination of Employee's employment with Employer, Employee further agrees to refrain from interfering with the employment relationship between Employer and its other employees by soliciting any of such individuals to participate in any way in any other business ventures and agrees to refrain from soliciting business from any client or prospective client (as disclosed in a list, compiled in good faith, to be provided to Employee by Employer at the time she ceases to be employed, which list shall be binding upon Employee) of Employer's for Employee's benefit or for any other entity.

            It is the desire and intent of the parties that if any provisions of this Section 4(A) shall be adjudicated to be invalid or unenforceable, this
Section 4(A) shall be deemed amended to delete therefrom such provisions or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication is made.

            B. Intellectual Property. During the Term of Employment, Employee will disclose to Employer all ideas, inventions and business plans developed by Employee during such period which relates directly or indirectly to the business of Employer or affiliates, including without limitation any process, operation, product or improvement which may be patentable or copyrightable. Employee agrees that such will be the property of Employer and that Employee will, at Employer's request and cost, do whatever is reasonably necessary to secure the rights thereto by patent, copyright or otherwise to Employer.

            C. Confidentiality. Employee agrees to not divulge to anyone (other than Employer or any other persons employed or designated by Employer) any knowledge or information of any type whatsoever of a confidential nature relating to the business of Employer or any of its subsidiaries or affiliates, including without limitation all types of trade secrets (unless readily ascertainable from public or published information or trade sources). Employee further agrees not to disclose, publish or make use of any such knowledge or information of a confidential nature without prior written consent of Employer.

      5. REIMBURSEMENT OF EXPENSES. Employee shall be entitled to be reimbursed for reasonable travel and other reasonable expenses incurred in connection with Employee's services to Employer pursuant to and during the Term of Employment upon a basis consistent with the policies established or announced by Employer.

      6. BREACH BY EMPLOYEE. Both parties recognize that the services to be rendered under this Agreement by Employee are special, unique and extraordinary in character, and that in the event of a breach by Employee of the terms and conditions of this Agreement to be performed by Employee, or in the event Employee performs services during the Term of Employment for any person, firm, corporation or other entity engaged in a competing line of business with Employer, or otherwise breaches this Agreement, Employer shall be entitled, if it so elects, to take all actions, either in law or in equity, that it deems necessary to protect its rights and interests.

      7. TERMINATION FOR CAUSE. Employer may terminate Employee for cause upon ten days' prior written notice to Employee. For purposes of this Agreement, an event or occurrence constituting "cause" shall mean:

            A. Employee's willful failure or refusal after notice thereof, to perform specific directives of Employer's Board of Directors, when such directives are consistent with the scope and nature of Employee's duties and responsibilities as set forth in Section 1 and elsewhere herein;

            B.  Dishonesty of Employee affecting Employer;

            C. Employee's conviction of a felony or of any crime involving moral turpitude, fraud or misrepresentation;

            D. Any gross or willful conduct of Employee resulting in substantial loss to Employer, substantial damage to Employer's reputation or theft from Employer;

            E. Other than physical injury or illness, Employee's failure to perform the duties and responsibilities under this Agreement; or

            F. Any material breach (not covered by any of the clauses (A) through (E)) of any of the provisions of this Agreement, causing damage to Employer, if such breach is not cured within ten days after written notice thereof to Employee by Employer.

      8. ASSIGNMENT. This Agreement is a personal contract and, except as specifically set forth herein, the rights and interests of Employee herein may not be sold, transferred, assigned, pledged or hypothecated by Employee. The rights and obligations of Employer hereunder shall be binding upon and run in favor of the successors and assigns of Employer. In the event of any attempted assignment or transfer of rights hereunder contrary to the provisions hereof, Employer shall have no further liability for payments hereunder. Employee specifically consents to assignment of this Agreement by Employer pursuant to any reorganization or merger that Employer may effect hereafter.

      9. GOVERNING LAW; CAPTIONS. This Agreement contains the entire agreement between the parties and shall be governed by the laws of the State of New York. It may not be changed orally, but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought, and consented to in writing by the President of Employer. Section headings are for convenience or reference only and shall not be considered a part of this Agreement.

      10. PRIOR AGREEMENTS. This Agreement supersedes and terminates all prior agreements between Employer and Employee relating to the subject matter herein addressed.

      11. NOTICES. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person to Employer by delivery to its Chairman of the Board of Directors or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows:

            If to Employee, to:
            Frances Blanco
            1128 Park Avenue
            Hoboken, New Jersey 07030.

            If to Employer, to:
            Cadapult Graphic Systems Inc.
            Attn:  Michael Levin, President
            110 Commerce Drive
            Allendale, New Jersey 07401
            fax:  201-236-9320

      IN WITNESS WHEREOF, Employer has by its appropriate officer signed this Agreement and Employee has signed this Agreement, on and as of the date and year first above written.


                                   CADAPULT GRAPHIC SYSTEMS INC.


                                   By:  /s/ Michael W. Levin,
                                      ---------------------------------------
                                      Michael W. Levin, Chairman of the Board


                                   EMPLOYEE

                                   /s/ Frances Blanco
                                   ------------------------------------------
                                      Frances Blanco